Exhibit 10.1

AMENDMENT NO. 4 AND
FORBEARANCE AGREEMENT

This AMENDMENT NO. 4 AND FORBEARANCE AGREEMENT (this “Agreement”) dated as of August 11, 2016, by and among Katy Industries, Inc., a Delaware corporation, Continental Commercial Products, LLC, a Delaware limited liability company, 2155735 Ontario Inc., an Ontario corporation,  CCP Canada Inc., an Ontario corporation, FTW  Holdings, Inc., a Delaware corporation, and Fort Wayne Plastics, Inc., an Indiana corporation (each of the foregoing, individually, a “Borrower” and collectively, “Borrowers”), and BMO Harris Bank N.A., as lender (“Lender”).

R E C I T A L S:

WHEREAS, Lender and Borrowers have entered into certain financing arrangements pursuant to that certain Credit and Security Agreement dated as of February 19, 2014, by and among Lender and Borrowers (as amended hereby, and as the same may have heretofore been or may hereafter be further amended, supplemented, extended, renewed, restated, replaced or otherwise modified (the “Credit Agreement”));

WHEREAS, Borrowers, Second Lien Agent and Second Lien Lenders have entered into that certain Fourth Amendment dated as of the date hereof (the “Second Lien Fourth Amendment”) to that certain Second Lien Credit and Security Agreement dated as of April 7, 2015, by and among the borrowers thereunder, the Second Lien Lenders party thereto and the Second Lien Agent  (the “Second Lien Credit Agreement”);

WHEREAS, as of the date hereof, multiple Events of Default under the Credit Agreement and the other Loan Documents have occurred and are continuing;

WHEREAS, Borrowers have requested that, subject to the terms and conditions of this Agreement, Lender forbear from exercising its rights as a result of such Events of Default, which are continuing, and that Lender agree to provide further Revolving Loans and other financial accommodations to Borrowers notwithstanding such Events of Default; and

WHEREAS, Lender is willing to agree to forbear from exercising certain of its rights and remedies and provide certain further Revolving Loans and other financial accommodations to Borrowers solely for the period and on the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:

SECTION 1.         DEFINITIONS

1.1.          Interpretation.  All capitalized terms used herein (including the recitals hereto) will have the respective meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.  The foregoing recitals, together with all exhibits attached hereto, are incorporated by this reference and made a part of this Agreement.  Unless otherwise provided herein, all section and exhibit references herein are to the corresponding sections and exhibits of this Agreement.

1.2.          Additional Definitions.  As used herein, the following terms will have the respective meanings given to them below:

(a)          “Anticipated Defaults” means, collectively, the anticipated Events of Default identified on Exhibit A hereto as the “Anticipated Defaults.”

(b)          “Existing Defaults” means, collectively, the Events of Default identified on Exhibit A hereto.

(c)          “Forbearance Period” means the period commencing on the date hereof and ending on the date which is the earliest of (i) February 5, 2017; (ii) at the election of Lender, upon the occurrence or existence of any Event of Default, other than the Specified Defaults; (iii) at the election of Lender, upon the occurrence of any Termination Event; and (iv) the date on which Second Lien Agent or any Second Lien Lender exercises any rights or remedies under the Second Lien Indebtedness Documents (including acceleration) as a result of a default or an event of default thereunder.

(d)          “Specified Defaults” means, collectively, the Existing Defaults and the Anticipated Defaults.

(e)          “Termination Event” means (i) the initiation of any action by any Borrower, any Guarantor or any Releasing Party (as defined herein) to invalidate or limit the enforceability of any of the acknowledgments set forth in Section 2, the release set forth in Section 8.6 or the covenant not to sue set forth in Section 8.7, (ii) the occurrence of an Event of Default under Section 9.01(f) or Section 9.01(g) of the Credit Agreement, (iii) the assignment or grant of a participation in any Second Lien Indebtedness by VPC SBIC I, LP or of any of its Affiliates to any Person other than its respective Affiliates (other than to Centrex Plastics, LLC (“Centrex”) in an amount not to exceed Centrex’s pro rata share of the “Priority Term Loan A” (which is equal to its pro rata share of the “Existing Term Loan” (in each case, as defined or referenced in the Second Lien Fourth Amendment)) and (iv) the resignation or removal of Victory Park Management, LLC as Second Lien Agent if the successor Second Lien Agent is not an Affiliate of Victory Park Management, LLC.

SECTION 2.         ACKNOWLEDGMENTS

2.1.          Acknowledgment of Obligations.  Each Borrower hereby acknowledges, confirms and agrees that as of the close of business on August 4, 2016, (a) Borrowers are indebted to Lender in respect of the Revolving Loans in the principal amount of $20,742,908.97, (b) Borrowers are indebted to Lender in respect of the Letter of Credit Obligations in the principal amount of $1,583,125.00 and (c) Borrowers are indebted to Lender in respect of the Credit Product Obligations.  Each Borrower hereby acknowledges, confirms and agrees that all such Obligations, together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by any Borrower to Lender, are unconditionally owing by Borrowers to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever. Each Borrower hereby further acknowledges, confirms and agrees that, effective from and after April 29, 2016, all Obligations bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law; provided, however, that the portion of accrued but unpaid interest existing as of the Forbearance Amendment Date that is in excess of the amount that would have accrued without application of the Default Rate will be payable at the end of the Forbearance Period.

2.2.          Acknowledgment of Security Interests.  Each Borrower hereby acknowledges, confirms and agrees that Lender has, and will continue to have, valid, enforceable and perfected first-priority continuing liens upon and security interests in the Collateral heretofore granted to Lender pursuant to the Credit Agreement and the other Loan Documents or otherwise granted to or held by Lender.

2.3.          Binding Effect of Documents.  Each Borrower hereby acknowledges, confirms and agrees that:  (a) this Agreement constitutes a Loan Document, (b) each of the Credit Agreement and the other Loan Documents to which it is a party has been duly executed and delivered to Lender by such Borrower, and each is and will remain in full force and effect as of the date hereof except as modified pursuant hereto, (c) the agreements and obligations of such Borrower contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of such Borrower, enforceable against it in accordance with their respective terms, and such Borrower has no valid defense to the enforcement of such Obligations, (d) Lender is and will be entitled to the rights, remedies and benefits provided for under the Credit Agreement and the other Loan Documents and applicable law and (e) each Borrower will comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Credit Agreement or any of the other Loan Documents during the continuance of any Event of Default, and except to the extent expressly provided otherwise in this Agreement, any right or action of any Borrower set forth in the Credit Agreement or the other Loan Documents that is conditioned on the absence of any Event of Default may not be exercised or taken as a result of the Existing Defaults.

SECTION 3.         FORBEARANCE IN RESPECT OF SPECIFIED DEFAULTS

3.1.          Acknowledgment of Default.  Each Borrower hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Lender to exercise its rights and remedies under the Credit Agreement and the other Loan Documents, applicable law or otherwise.  Each Borrower represents and warrants that, as of the date hereof, no Events of Default exist other than the Existing Defaults. Each Borrower hereby acknowledges and agrees that, except as contemplated herein, Lender has the exercisable right to declare the Obligations to be immediately due and payable under the terms of the Credit Agreement and the other Loan Documents.

3.2.          Forbearance.

(a)          In reliance upon the representations, warranties and covenants of Borrowers contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Lender agrees to forbear during the Forbearance Period from exercising its rights and remedies under the Credit Agreement and the other Loan Documents or applicable law in respect of the Specified Defaults. Notwithstanding the foregoing, Lender agrees to make Loans, issue Letters of Credit and provide Credit Product Arrangements under and in accordance with the provisions of the Credit Agreement during the Forbearance Period, subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith.

(b)          Upon the expiration or termination of the Forbearance Period, the agreement of Lender to forbear will automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Lender to exercise immediately all rights and remedies under the Credit Agreement and the other Loan Documents and applicable law, including, but not limited to, (i) ceasing to make any further Loans, issuing any further Letters of Credit, or providing any Credit Product Arrangements and (ii) accelerating all of the Obligations under the Credit Agreement and the other Loan Documents, in all events, without any further notice to any Borrower, passage of time or forbearance of any kind.

3.3.          No Waivers; Reservation of Rights.

(a)          Lender has not waived, is not by this Agreement waiving, and has no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Specified Defaults or otherwise), and Lender has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Specified Defaults to the extent expressly set forth herein) occurring at any time.

(b)          Subject to Section 3.2 above (solely with respect to the Specified Defaults), Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Credit Agreement and the other Loan Documents as a result of any other Events of Default occurring at any time.  Lender has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, may or will be construed as a waiver of any such rights or remedies.

3.4.          Additional Events of Default.  The parties hereto acknowledge, confirm and agree that any misrepresentation by any Borrower, or any failure of any Borrower to comply with the covenants, conditions and agreements contained in this Agreement, the Credit Agreement (except in respect of the Specified Defaults and in each case subject to any applicable grace periods) or any other Loan Document or in any other agreement, document or instrument at any time executed or delivered by any Borrower with, to or in favor of Lender will constitute an immediate Event of Default under this Agreement, the Credit Agreement and the other Loan Documents.  In the event that any Person or Persons, other than Lender, asserting or holding (individually or collectively) any (i) Indebtedness, (ii) Guarantee, (iii) claim that, if determined adversely, could reasonably be expected to have a Material Adverse Effect or (iv) judgment, against any Loan Party or its Subsidiaries in an aggregate principal amount (with respect to clauses (i) though (iv), taken together) of more than $250,000, at any time exercises for any reason (including, without limitation, by reason of any Specified Defaults, any other present or future Event of Default, or otherwise) any of its rights or remedies against any Borrower or any obligor providing credit support for any Borrower’s obligations to such other Person or Persons, such event will constitute an immediate Event of Default hereunder and an Event of Default under the Credit Agreement and the other Loan Documents (without any notice or grace or cure period).

SECTION 4.         AMENDMENTS

The Credit Agreement is hereby amended as follows:

4.1.          Section 1.01 is amended by adding the following new definitions in the appropriate alphabetical order:

“Budget” means the Budget attached as Exhibit B to the Forbearance Agreement or as amended with Lender’s written consent.

“Forbearance Agreement” means that certain Amendment No. 4 and Forbearance Agreement dated as of August 11, 2016, by and among Borrowers and Lender.

“Forbearance Agreement Date” means August 11, 2016.

“Second Lien Fourth Amendment” means that certain Fourth Amendment to Second Lien Credit and Security Agreement dated as of the Forbearance Agreement Date among Borrowers, Second Lien Agent and Second Lien Lenders.

“Vendor Payable Block” means the amount of the Vendor Payable Line, reduced from time to time by the amount of Revolving Loans used by Borrowers to pay Vendor Payables after the Forbearance Agreement Date.

“Vendor Payable Line” means an amount of borrowing capacity established under the Revolving Credit Facility equal to the lesser of (a) $6,500,000 and (b) the net principal amount of “Priority Term Loan A” (as defined under the Second Lien Fourth Amendment) provided to Borrowers on or prior to the Forbearance Agreement Date after payment of all costs, expenses and all other payment amounts incurred or payable in connection with the closing of the Second Lien Fourth Amendment that are funded with proceeds of such Priority Term Loan A. The proceeds of the Vendor Payable Line is part of, and not in addition to, the Revolving Credit Commitment Amount.

“Vendor Payables” means each Borrower’s trade payables more than 10 days past due.

4.2.          The definition of “Borrowing Base” in Section 1.01 is hereby amended by deleting clause (e) thereof and replacing it with the following: “(e) the amount of the Vendor Payable Block; minus (f) the amount of all Reserves.”

4.3.          The following definitions in Section 1.01 are hereby amended and restated as follows:

“Availability” means the lesser of:

(a)          the Revolving Credit Commitment Amount minus the amount of the Vendor Payable Block minus the Reserves minus Total Revolving Credit Outstandings; and

(b)          the Borrowing Base minus Total Revolving Credit Outstandings.

In calculating Availability at any time and for any purpose under this Agreement, the Borrower Agent, on behalf of the Borrowers, shall certify to the Lender that all accounts payable and Taxes are being paid on a timely basis and consistent with past practices (absent which the Lender may establish a Reserve therefor).

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Lender from time to time determines in its discretion exercised in its Credit Judgment as being appropriate (a) to reflect the impediments to the Lender’s ability to realize upon the Collateral consisting of Eligible Accounts or Eligible Inventory included in the Borrowing Base, (b) to reflect sums that any Loan Party may be required to pay under any Section of this Agreement or any other Loan Document (including taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (c) to reflect amounts for which claims may be reasonably expected to be asserted against the Collateral or the Lender or (d) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves, without duplication, based on: (i) Rent and Charge Reserves; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes which might have priority over the interests of the Lender in the Collateral; (iv) salaries, wages and benefits due to employees of any Loan Party, whether in the United States of America, Canada or elsewhere (including amounts for employee wage claims for earned wages, vacation pay, health care reimbursements and other amounts due under Wisconsin wage lien law, Wis. Stat 109.01, et seq.); (v) any liabilities that are or may become secured by Liens on the Collateral (including Permitted Liens) which might have priority over the Liens or interests of the Lender in the Collateral; (vi) Credit Product Reserves; (vii) Realty Reserves; (viii) payables to vendors entitled to the benefits of PACA or PASA, or any similar statute or regulation; (ix) salability of Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory, including obsolescence, seasonality, Shrink, vendor chargebacks, imbalance, change in Inventory character, composition or mix, markdowns and out of date and/or expired Inventory; and (x) due but unpaid premiums or any other amounts that could be offset against any and all unearned premiums, dividends, or other proceeds due under any insurance premium financing arrangement.  Notwithstanding the foregoing, during the Forbearance Period (as defined in the Forbearance Agreement), other than Availability Reserves in effect prior to the Forbearance Agreement Date, no new Availability Reserves may be established by Lender except to the extent based upon (i) an adverse change in events, facts or circumstances subsequent to the Forbearance Agreement Date, including any prior inaccurate reporting by Borrowers or (ii) past due rent obligations (inclusive of any applicable grace periods) existing as of the Forbearance Agreement Date.

“Equity Investor” means (a) for the period prior to the Forbearance Agreement Date, Kohlberg & Company, L.L.C. and its Controlled Investment Affiliates and (b) for the period from and after the Forbearance Agreement Date, Victory Park Capital Advisors, LLC and its Controlled Investment Affiliates.

4.4.          Section 2.01(a)(i) is hereby amended and restated as follows:

(i)          after giving effect to any Revolving Borrowing, the Total Revolving Credit Outstandings shall not exceed the lesser of (A) the Revolving Credit Commitment Amount minus the amount of the Vendor Payable Block minus the Reserves and (B) the Borrowing Base, and

4.5.          Section 2.01 is amended by adding new subsections (c) and (d) as follows:

(c) Vendor Payable Line. Effective as of the Forbearance Agreement Date and upon and Borrowers’ receipt of the full amount of Priority Term Loan A (as defined under the Second Lien Fourth Amendment) net of all costs, expenses and all other payment amounts incurred or payable in connection with the closing of the Second Lien Fourth Amendment, Lender (i) will apply the proceeds of Priority Term Loan A on the date of receipt to reduce the principal balance of the outstanding Revolving Loans and (ii) will establish the Vendor Payable Line and the Vendor Payable Block under the Revolving Credit Facility for the sole purpose of enabling the Borrowers to make payments for Vendor Payables of  not less than the amounts set forth in the Budget and at the times set forth in the Budget.  Except as may otherwise be agreed to in writing by Second Lien Agent and until the Vendor Payable Block has been reduced to $0, upon request by Borrowers, Lender will make Revolving Loans to Borrowers and make a concomitant reduction in Vendor Payable Block in the amount of such Revolving Loans solely for the purposes described above, without offset or deduction, regardless of (w) any Reserves, (x) whether Availability exists at the time or after taking into account such payment, (y) the existence of any Event of Default or (z) whether the “Forbearance Period” (as defined in the Forbearance Agreement) has been terminated.  Borrowers will provide Lender with evidence of the use of the Vendor Payable Line at such times as such Revolving Loans are used in accordance with the terms of this paragraph.  Borrowers and their advisors will coordinate and consult with Lender and its advisors in respect of the Borrowers’ protocol to facilitate trade credit from the applicable vendors in exchange for payment of the Vendor Payables.

(d) Excess Cash On Hand.  Borrower may not request a Revolving Loan if after giving effect to such Revolving Loan and the contemporaneous use of the proceeds thereof, the aggregate amount of Borrowers’ cash and Cash Equivalents would exceed $250,000.

4.6.          Section 2.03(a)(i)(2)(B) is hereby amended and restated as follows:

(B) the aggregate Total Revolving Credit Outstandings of the Lender would exceed the Revolving Credit Commitment Amount, minus the amount of the Vendor Payable Block, minus the Reserves or

4.7.          Section 2.06 is amended by deleting the penultimate paragraph thereof and replacing it with the following:

The foregoing percentages are of the Revolving Credit Commitment Amount as of the Third Amendment Effective Date. In addition, the Termination Fee will also be owing and shall be paid by the Borrowers to the Lender if the Revolving Credit Facility is terminated on account of an Event of Default or any acceleration of the Obligations, including by reason of any automatic termination or acceleration as a result of any Insolvency Proceeding (as defined in the Second Lien Intercreditor Agreement) by or against any Borrower. Borrowers hereby acknowledge that the Termination Fee shall be included as part of the Obligations under the Credit Agreement, and shall be secured by the Collateral.

4.8.          Section 7.12 (Use of Proceeds) is amended and restated as follows:

Use the proceeds of the Credit Extensions (i) to refinance certain Indebtedness under the Existing Agreement, (ii) to finance the Closing Date Acquisition, (iii) to pay fees and expenses in connection with the Transactions, (iv) except as provided in clause (v), for working capital, capital expenditures, and other general corporate purposes not in contravention of any Law or of any Loan Document and (v) during the Forbearance Period (as defined in the Forbearance Agreement), for the payment of Vendor Payables solely to the extent such payments are first made from proceeds of Revolving Loans under the Vendor Payable Line until the Vendor Payable Block has been reduced to $0 in accordance with Section 2.01(c).

4.9.          Section 8.05 is hereby amended (i) by deleting “and” after clause (i) and replacing such word with “;", (ii) by deleting the "." after clause (j) and replacing with "; and", and (iii) by adding new subsection (k) as follows:

(k) Dispositions of Equity Interests as permitted by the Stock Purchase Agreement (as defined in the Second Lien Fourth Amendment).

4.10.        Section 8.12(d) is amended and restated as follows:

(d)          Minimum Availability.  Permit Availability, after taking into account each use of the Revolving Credit Facility, to be less than $500,000 at any time.

4.11.        Section 8.18 (Management Fees) is amended and restated as follows:

Management Fees.  Borrowers shall not, and shall not permit any other Loan Party, to pay any management fees to any Persons including, without limitation, the Equity Investor and its Controlled Investment Affiliates, and whether arising under the Management Agreement or otherwise.

4.12.        Section 8.19 (Centrex Earnout Payments) is amended and restated as follows:

Centrex Earnout Payments. Pay or otherwise redeem, exchange, purchase, retire or defease, or contribute to any sinking fund or similar arrangement in respect of, the Centrex Earnout until all of the Obligations are Paid in Full; provided, that the Centrex Earnout may be converted in accordance with the terms and provisions of that certain letter agreement, dated as of the date hereof, by and among the Borrowers, Centrex Plastics, LLC, T.R Plastics, LLC, Terence L. Reinhart, Second Lien Agent and the lenders party to the Second Lien Credit Agreement.

4.13.        Section 9.02 is amended by amending and restating the proviso immediately following clause (d) thereof as follows:

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States or the equivalent under any other Debtor Relief Law, the obligation of the Lender to make Loans and any obligation of the Lender to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Lender.

4.14.        Section 10.02(a)(i)(x) is amended by deleting the notice to Lewis, Rice & Fingersh, L.C. and Section 10.02(a)(i)(y) is deleted in its entirety and replacing each such provision with the following:

Goldberg Kohn Ltd.. 55 East Monroe, Suite 3300 Chicago, Illinois 60603 Attention: Randy Klein Facsimile No.: 312-863-7474

(y) If to a Loan Party: Katy Industries, Inc. 11840 Westline Industrial Drive St. Louis, Missouri 63146 Attention: Dave Feldman Facsimile No.: 314-739-8558

SECTION 5.         COVENANTS

5.1.          Vendor Payables. Borrowers will use the entire amount of the Vendor Payable Line to pay the Vendor Payables at such times as set forth in the Budget and in amounts not less than 90% of the weekly amounts set forth in the budget until the Vendor Payables Line is 100% utilized.

5.2.          Second Lien Indebtedness and Subordinated Indebtedness. Borrowers may not make any cash payments in respect of Second Lien Indebtedness or Subordinated Indebtedness consisting of principal or interest, until the Payment in Full of First Lien Priority Debt (as defined in the Second Lien Intercreditor Agreement).

5.3.          Chief Restructuring Officer. No later than one day after the Forbearance Agreement Date, Borrowers will retain a chief restructuring officer satisfactory to Lender on terms and conditions reasonably satisfactory to Lender (the "CRO") and will continue to retain such CRO on such terms for the duration of the Forbearance Period.  Borrowers hereby authorizes the CRO to meet with Lender and its advisors (in person and telephonically) and provide to Lender such information and reports with respect to Borrowers and their financial condition, businesses, assets, liabilities and prospects, as Lender may request from time to time.  Borrowers will cause CRO to be available to prospective refinancing lenders and Lender during reasonable business hours and upon reasonable request. Borrowers will provide Lender with a copy of any amendment or new engagement letter with any CRO before entering into such agreement.

5.4.          Investment Banker; Advisor Fees.   At all times during the Forbearance Period, Borrowers will retain Houlihan Lokey or another investment banker acceptable to Lender (the "Investment Banker" and, together with the CRO, the "Borrower Advisors"), on terms and conditions reasonably acceptable to Lender, for the purpose of consummating a refinancing of the Obligations.  Borrowers (i) will cooperate with all reasonable requests of Investment Banker concerning the process for which it was hired, (ii) authorize Investment Banker to provide Lender such reports as Lender may request in writing from time to time, and (iii) authorize Investment Banker to communicate directly with Lender and any advisors retained by Lender in connection with such strategic alternatives. All fees and expenses of each Borrower Advisor will be the sole responsibility of Borrowers and in no event will Lender have any liability or responsibility for the payment of any such fees or expenses, nor will Lender have any obligation or liability to Borrowers or any other person by reason of any acts or omissions of any Borrower Advisor or the retention of any Borrower Advisor.

5.5.          Restructuring Transaction.  Each Borrower further agrees and covenants as follows:

(a)          Distribution of CIM.  On or before September 15, 2016 (or such later date as may be agreed to by Lender), Borrowers will cause Investment Banker to distribute a confidential information memorandum, in form and substance reasonably acceptable to Lender, with respect to the refinancing of the Obligations in their entirety (the "Required Refinance Transaction").

(b)          Term Sheets.  On or before October 15, 2016 (or such later date as may be agreed to by Lender), Borrowers will have received and provided copies to Lender of one or more non-binding term sheets (at least one of which will contain reasonable and market terms for credit facilities of the type which would, if consummated, result in the consummation of a Required Refinancing Transaction ("Sufficient Terms")), that set forth the material economic terms of proposed credit facilities which, if consummated, would be sufficient to result in the consummation of the Required Refinancing Transaction.  Copies of all term sheets, proposal letters, expressions of interest and letters of intent received by Borrowers will be provided to Lender within one (1) day of receipt by Borrowers or any Borrower Advisor, subject to Lender agreeing to any appropriate confidentiality undertakings as may be required by the party that provided the term sheet, proposal letter, expression of interest or letter of intent to Borrowers or any Borrower Advisor.

(c)          Commitment Letters. On or before November 15, 2016 (or such later date as may be agreed to by Lender), Borrowers will provide to Lender either (i) executed copies of at least one binding commitment letter, setting forth Sufficient Terms (and which, for the sake of clarity, may include customary and reasonable conditions), and which provision shall be subject to Lender agreeing to any appropriate confidentiality undertakings as may be required by the party that provided the commitment letter, or (ii) copies of draft credit documentation containing Sufficient Terms and which have been provided to the Borrowers by the potential financing sources, subject to Lender agreeing to any appropriate confidentiality undertakings as may be required by the party that provided the credit documentation.

(d)          Closing.  On or before February 5, 2017, the Borrowers will consummate the Required Refinancing Transaction and, immediately upon the closing thereof, remit to the Lender all cash and noncash proceeds for application to the Obligations.

(e)          Continuation of Active Negotiations.  At all times during the Forbearance Period, Borrowers will diligently pursue in good faith the consummation of the Required Refinancing Transaction by February 5, 2017. Borrowers will promptly notify Lender if negotiations cease with any potential financing sources in respect of the Required Refinancing Transaction.

5.6.          Forbearance Accommodation Fees.  In consideration of Lender's agreement to forbear pursuant to the terms hereof, Borrowers agree to pay Lender the following fees in the following amounts, all of which will be immediately due and payable in the amounts and at the dates described below, and all such amounts will constitute First Lien Priority Debt (as defined in the Second Lien Intercreditor Agreement) whether or not such fees accrue before or after the commencement of an Insolvency Proceeding (as defined in the Second Lien Intercreditor Agreement) and whether or not allowed in such Insolvency Proceeding:

(a)          $50,000 on October 4, 2016, if the Payment in Full of First Lien Priority Debt (as defined in the Second Lien Intercreditor Agreement) has not occurred on or before such date;

(b)          an additional $100,000 on November 3, 2016, if the Payment in Full of First Lien Priority Debt (as defined in the Second Lien Intercreditor Agreement) has not occurred on or before such date;

(c)          an additional $150,000 on December 3, 2016, if the Payment in Full of First Lien Priority Debt (as defined in the Second Lien Intercreditor Agreement) has not occurred on or before such date;

(d)          an additional $200,000 on January 2, 2017, if the Payment in Full of First Lien Priority Debt (as defined in the Second Lien Intercreditor Agreement) has not occurred on or before such date; and

(e)          an additional $200,000 on February 5, 2017, if the Payment in Full of First Lien Priority Debt (as defined in the Second Lien Intercreditor Agreement) has not occurred on or before such date; and

(f)          an additional $200,000 on each date that is the end of each thirty day interval after February 5, 2017, if the Payment in Full of First Lien Priority Debt (as defined in the Second Lien Intercreditor Agreement) has not occurred on or before the end of each such thirty day interval.

5.7.          Cash Balances in Canadian Deposit Accounts.  Notwithstanding the provisions of Section 4.05(b) of the Credit Agreement, during the Forbearance Period Lender shall not require a Controlled Account Bank with respect to a Controlled Deposit Account maintained in Canada to transfer cash receipts and other collections by ACH or wire transfer unless the aggregate balance in all Controlled Deposit Accounts maintained in Canada is in excess of $250,000.

SECTION 6.         REPRESENTATIONS AND WARRANTIES

Each Borrower hereby represents, warrants and covenants as follows:

6.1.          Representations in the Credit Agreement and the Other Loan Documents. Each of the representations and warranties made by or on behalf of each Borrower to Lender in the Credit Agreement or any of the other Loan Documents was true and correct when made, and is, except for the Specified Defaults, true and correct on and as of the date of this Agreement with the same full force and effect as if each of such represent-ations and warranties had been made by each Borrower on the date hereof and in this Agreement.  All of the information contained in the schedules attached to the Credit Agreement remains true and correct, except to the extent such schedules are amended and restated and attached hereto as Exhibit C.

6.2.          Binding Effect of Documents.  This Agreement has been duly authorized, executed and delivered to Lender by each Borrower, is enforceable in accordance with its terms and is in full force and effect.

6.3.          No Conflict.  The execution, delivery and performance of this Agreement by each Borrower will not violate any requirement of law or contractual obligation of any Borrower and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues.

6.4.          Full Disclosure of CRO Engagement Materials. The Borrowers have provided a draft of that certain Letter re Terms of Engagement of SierraConstellation Partners LLC, dated as of July 28, 2016 by and among Katy Industries, Inc. and SierraConstellation Partners, LLC ("Sierra") with respect to the retention of the CRO, a copy of which is attached hereto as Exhibit E (the "Proposed CRO Terms") and there are no other agreements between any contemplated CRO or Sierra, on one hand, and the Borrowers or the Second Lien Lenders, on the other hand. Lender hereby confirms that the Proposed CRO Terms will satisfy the requirement set forth in Section 5.3 above if delivered when required under Section 5.3 above.

SECTION 7.         CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT

The effectiveness of the terms and provisions of this Agreement (other than the terms and provisions of Sections 2 and 8, which will be effective immediately upon the execution of this Agreement) is subject to the conditions precedent:

(a)          Lender's receipt of this Agreement, duly authorized, executed and delivered by each Borrower;

(b)          Lender's receipt of all fees and other amounts payable on or prior to the closing date of this Agreement, including all attorneys', consultants' and other professionals' fees and expenses incurred by Lender;

(c)          Lender's receipt of an amendment to the Second Lien Credit Agreement executed by Second Lien Agent that is consistent with the terms and provisions of this Agreement in all material respects and is otherwise in form and substance satisfactory to Lender;

(d)          Lender's receipt of an amendment to the Second Lien Intercreditor Agreement, in form and substance satisfactory to Lender providing for, among other things, the acknowledgment and consent to the terms of this Agreement (including Section 5.2);

(e)          Lender's receipt of an executed agreement by Centrex Plastics, LLC and T.R. Plastics, LLC with respect to their rights to the Cabinet Payment (as defined and set forth in that certain Asset Purchase Agreement with Continental Commercial Products, LLC, dated as of April 7, 2015) in the form of Exhibit D attached hereto; and

(f)          Lender's receipt from each Borrower of evidence of the corporate authority of such Borrower to execute, deliver and perform its obligations under this Agreement and, if applicable, all other agreements and documents executed in connection therewith.

SECTION 8.         MISCELLANEOUS

8.1.          Continuing Effect of Credit Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement or any other Loan Document are intended or implied by this Agreement and in all other respects the Credit Agreement and the other Loan Documents hereby are ratified and reaffirmed by all parties hereto as of the date hereof.  To the extent of any conflict between the terms of this Agreement, the Credit Agreement and the other Loan Documents, the terms of this Agreement will govern and control.  The Credit Agreement and this Agreement will be read and construed as one agreement.

8.2.          Costs and Expenses.  In addition to, and without in any way limiting, the obligations of Borrower set forth in Section 10.04 of the Credit Agreement, Borrowers absolutely and unconditionally agree to pay to Lender, on demand by the Lender at any time, whether or not all or any of the transactions contemplated by this Agreement are consummated: all fees, costs and expenses incurred by Lender and any of its respective directors, officers, employees or agents (including, without limitation, fees, costs and expenses incurred of any counsel to Lender), regardless of whether Lender or any such other Person is a prevailing party, in connection with (a) the preparation, negotiation, execution, delivery or enforcement of this Agreement, the Credit Agreement, the other Loan Documents and any agreements, documents or instruments contemplated hereby and thereby, and (b)  any investigation, litigation or proceeding related to this Agreement, the Credit Agreement, or any other Loan Document or any act, omission, event or circumstance in any manner related to any of the foregoing.

8.3.          Further Assurances.  At Borrowers' expense, the parties hereto will execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

8.4.          Successors and Assigns; No Third-Party Beneficiaries.  This Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.  No Person other than the parties hereto, and in the case of Sections 8.6 and 8.7 hereof, the Releasees, will have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Sections 8.6 and 8.7 hereof) are hereby expressly disclaimed.

8.5.          Survival of Representations, Warranties and Covenants.  All representations, warranties, covenants and releases of each Borrower made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement and the Forbearance Period, and no investigation by Lender or any closing will affect the representations and warranties or the right of Lender to rely upon them.

8.6.          Release.

(a)          In consideration of the agreements of Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (each Borrower and all such other Persons being hereinafter referred to collectively as the "Releasing Parties" and individually as a "Releasing Party"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender, and its successors and assigns, and its present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from any and all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement, the Credit Agreement, any of the other Loan Documents or any of the transactions hereunder or thereunder.

(b)          Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)          Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

8.7.          Covenant Not to Sue.  Each Releasing Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 8.6 above.  If any Releasing Party violates the foregoing covenant, each Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

8.8.          Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Agreement.

8.9.          Reviewed by Attorneys.  Each Borrower represents and warrants to Lender that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as such Borrower may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person.  The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

8.10.        Disgorgement.  If Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest or other consideration will be revived and continue as if such payment, interest or other consideration had not been received by Lender, and Borrowers will be liable to, and will indemnify, defend and hold Lender harmless for, the amount of such payment or interest surrendered or disgorged.  The provisions of this Section will survive repayment of the Obligations or any termination of the Credit Agreement or any other Loan Document.

8.11.        Tolling Statute of Limitations.  Each and every statute of limitations or other applicable law, rule or regulation governing the time by which Lender must commence legal proceedings or otherwise take any action against any Borrower with respect to any breach or default that exists on or prior to the expiration or termination of the Forbearance Period and arises under or in respect of the Credit Agreement or any other Loan Document will be tolled during the Forbearance Period.  Each Borrower agrees, to the fullest extent permitted by law, not to include such period of time as a defense (whether equitable or legal) to any legal proceeding or other action by Lender in the exercise of its rights or remedies referred to in the immediately preceding sentence.

8.12.        Relationship. Each Borrower agrees that the relationship between Lender and such Borrower is that of creditor and debtor and not that of partners or joint venturers.  This Agreement does not constitute a partnership agreement, or any other association between Lender and any Borrower.  Each Borrower acknowledges that Lender has acted at all times only as a creditor to such Borrower within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Lender attempted to exercise any control over such Borrower or its business or affairs.  Each Borrower further acknowledges that Lender has not taken or failed to take any action under or in connection with its rights under the Credit Agreement or any of the other Loan Documents that in any way or to any extent has interfered with or adversely affected such Borrower's ownership of Collateral.

8.13.        No Effect on Rights Under Intercreditor Agreements.  Lender's agreement pursuant to Section 3.2 of this Agreement will not extend to any of Lender's rights or remedies under any Intercreditor Agreement relating to the Subordinated Indebtedness or the Second Lien Indebtedness which may arise as a result of the Specified Defaults, it being understood that the Specified Defaults will at all times constitute Events of Default for purposes of any applicable Intercreditor Agreement, and Lender will at all times be permitted to enforce all rights and remedies in respect thereof (including, without limitation, blocking payments to any holders of the Subordinated Indebtedness or the Second Lien Indebtedness in accordance with the Intercreditor Agreements).

8.14.        Governing Law: Consent to Jurisdiction and Venue. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE CREDIT AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS, THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS WILL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT WILL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER.  EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND THAT SERVICE SO MADE WILL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S  ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER THE SAME HAS BEEN POSTED.

8.15.        Waivers.

(a)          Mutual Waiver of Jury Trial.  THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER AND ANY BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

(b)          Waivers by Borrowers.  Each Borrower hereby waives any right any Borrower may have upon payment in full of the Obligations to require Lender to terminate its security interest in the Collateral, other collateral or in any other property of each Borrower until the termination of the Credit Agreement in accordance with its terms and the execution by each Borrower of an agreement indemnifying Lender from any loss or damage Lender may incur as the result of dishonored checks or other items of payment received by Lender from any Borrower, or any account debtor and applied to the obligations and releasing and indemnifying, in the same manner as described in Section 8.6 of this Agreement, the Releasees from all claims arising on or before the date of such termination.  Borrowers each acknowledge that the foregoing waiver is a material inducement to Lender in entering this Agreement and that Lender is relying upon the foregoing waiver in its future dealings with Borrowers.

8.16.        Counterparts.  This Agreement may be executed and delivered via facsimile or email (in .pdf format) transmission with the same force and effect as if an original were executed, and may be executed in any number of counterparts, but all of such counterparts will together constitute but one and the same agreement.

[signatures on following page]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

Katy Industries, Inc., a Delaware corporation

By:/s/ David J. Feldman
David J. Feldman, Chief Executive Officer

Continental Commercial Products, LLC,

a Delaware limited liability company

By:/s/ David J. Feldman
David J. Feldman, Chief Executive Officer

2155735 Ontario Inc., an Ontario corporation

By:/s/ David J. Feldman
David J. Feldman, Chief Executive Officer

CCP Canada Inc., an Ontario corporation

By:/s/ David J. Feldman
David J. Feldman, Chief Executive Officer

FTW Holdings, Inc., a Delaware corporation

By:/s/ David J. Feldman
David J. Feldman, Chief Executive Officer

Fort Wayne Plastics, Inc., an Indiana corporation

By:/s/ David J. Feldman
David J. Feldman, Chief Executive Officer

BMO Harris Bank N.A. , as Lender

By /s/ Jack J. Kane
Name Jack J. Kane
Title Managing Director

EXHIBIT A
to
AMENDMENT NO. 4 AND
FORBEARANCE AGREEMENT

Existing Defaults

1.	Borrowers’ failure to provide cash forecasts as required pursuant to Section 5(iii) of Amendment No. 3 to Credit and Security Agreement and Waiver (the "Third Amendment"), which is an Event of Default according to the terms of the Third Amendment.

2.	Event of Default under Section 9.01(b) arising from the breach of the following covenants:

a.	Borrowers' failure to notify Lender of the Specified Defaults as required by Section 7.03(a).

b.	Borrowers’ failure to provide notice, as required by Section 7.03(b) of any Default and Event of Default under the Second Lien Credit Agreement, as listed on Schedule 1 of the Fourth Amendment to the Second Lien Credit Agreement.

c.	Borrowers’ failure to provide notice of board and committee meetings and failure to provide such consents, minutes or other materials as required by Section 7.24.

d.	Borrowers’ permitting Consolidated EBITDA to be less than the levels required under Section 8.12(c)(y) of the Credit Agreement for the period ended May 31, 2016.

e.	Borrowers’ permitting the Leverage Ratio to be greater than the levels required under Section 8.12(e)(y) of the Credit Agreement for the period ended May 31, 2016.

f.	Borrowers’ permitting the Availability to be less than $1,000,000 for the period beginning June 3, 2016 and ending on the date hereof, breaching Section 8.12(d).

g.	Borrowers' incurring Liens resulting from the failure to make the payments mentioned in paragraph 3(a) below, breaching Section 8.01(d).

3.	Event of Default under Section 9.01(c) arising from the breach of the following covenants that have not been cured within the applicable time period:

a.	Borrowers’ failure to make payment under certain Leases of real property in accordance with Section 7.19 with respect to the following locations: 11840 Westline Industrial Drive, St. Louis, MO 63146, 321 Wilson Drive, Jefferson City, MO 63144, 1780 South County Road 1, Tiffin, OH 44883, 50 Belfield Road, Etobicoke, Ontario M9W 1G1 and 105-123 Byassee Drive, Hazelwood, MO 63043.

b.	Borrowers’ failure to pay the lawful claims due to a landlord, vendor or mechanic in accordance with Section 7.04 at the locations listed in 3(a) above.

4.	Event of Default under Section 9.01(e) as listed on Schedule 1 of the Fourth Amendment to the Second Lien Credit Agreement.

5.	Event of Default under Section 9.01(k) due to Borrowers' breach of the following contracts:

a.	The leases identified in 3(a) above.

6.	Event of Default under Section 9.01(d) arising from a breach of any representation, warranty, certification or statement regarding the occurrence or existence (or lack thereof) of any Specified Default.

7.	Event of Default under Section 9.01(o) arising from the Borrowers’ failure to make payment under the leases identified in 3(a) above.

8.	Event of Default under Section 9.01(s) arising from the occurrence of any Existing Default that has had, as of the Forbearance Agreement Date, based on the reasonable Credit Judgment of the Lender, a Material Adverse Effect of the type described in clause (a) or (b) of the definition thereof.

9.	Event of Default under Section 9.01(b) arising from the breach of the covenant in Section 7.03(b) as a result of the Borrowers' failure to provide notice of any Existing Default that has resulted in a Material Adverse Effect as of the Forbearance Agreement Date.

Anticipated Defaults

1.	Potential defaults under Section 9.01(b) due to the following:

a.	Borrowers’ potential failure to maintain Consolidated EBITDA greater than the levels required under Section 8.12(c) of the Credit Agreement for any reporting period under the Credit Agreement prior to the expiration or earlier termination of the Forbearance Period;

b.	Borrowers’ potential failure to maintain the Leverage Ratio at or below the levels required under Section 8.12(e) of the Credit Agreement for any reporting period under the Credit Agreement prior to the expiration or earlier termination of the Forbearance Period.

c.	Borrowers’ potential failure to maintain the Consolidated Fixed Charge Coverage Ratio greater than the levels required under Section 8.12(a) of the Credit Agreement for any reporting period under the Credit Agreement prior to the expiration or earlier termination of the Forbearance Period.

2.	Potential default under Section 9.01(b) due to the following:

a.	Borrower's potential failure to deliver Compliance Certificates that demonstrate compliance with Section 8.12 and potential failure to timely deliver a Compliance Certificate for the Fiscal Quarter ended June 30, 2016, in accordance with Section 7.02(c). Such failure will not be an Event of Default if the Compliance Certificate for the Fiscal Quarter ended June 30, 2016 is delivered (even if it does not show compliance) by September 13, 2016.

b.	Borrower's potential failure to timely deliver quarterly financial statements and timely file its 10-Q report with the SEC for the Fiscal Quarter ended June 30, 2016 pursuant to Section 7.01(b). Such failure will not be an Event of Default if the 10-Q is filed by September 13, 2016.

3.	Potential default due to Borrowers’ potential failure to provide cash forecasts as required pursuant to Section 5(iii) of Third Amendment.

4.	Potential default under Section 9.01(c) due to Borrowers' potential failure to maintain fiduciary and crime coverage insurance under Section 7.07. Such failure will not be an Event of Default if coverage is in place by September 1, 2016.

EXHIBIT B
to
AMENDMENT NO. 4 AND
FORBEARANCE AGREEMENT

Budget

[see attached]

EXHIBIT C
to
AMENDMENT NO. 4 AND
FORBEARANCE AGREEMENT

Amendments to Schedules

[see attached]

EXHIBIT D
to
AMENDMENT NO. 4 AND
FORBEARANCE AGREEMENT

Earnout Letter

[see attached]

KATY INDUSTRIES, INC.
11840 Westline Industrial Drive
St. Louis, MO 63146

August [   ], 2016

By Facsimile

Centrex Plastics, LLC
814 West Lima Street
Findlay, OH 45840
Fax: (419) 425-6871
Email: terry@centrexplastics.com

With a copy to:

Robert B. Hollister
Oxley, Malone, Hollister, Warren & Spaeth, P.L.L.
301 East Main Cross Street
P.O. Box 1086
Findlay, OH 45839-1086
Fax: (419) 422-6495
E-mail: rbhollister@yahoo.com

Victory Park Management, LLC
c/o Victory Park Capital Advisors, LLC
227 West Monroe Street, Suite 3900
Chicago, Illinois  60606
Attention:  Scott R. Zemnick, General Counsel
Fax.:  312-701-0794
With a copy to:

Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661
Attention:  Michael Jacobson
Fax No.:  312-902-1061

Re:          Katy Industries, Inc.

Dear Mr. Reinhart:

Reference herein is made to (i) that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of April 7, 2015, by and between Continental Commercial Products, LLC, a Delaware limited liability company (the “Purchaser”), Centrex Plastics, LLC, an Ohio limited liability company (“Centrex”), and T.R. Plastics, LLC, an Ohio limited liability company (in such capacity, “TR Plastics” and together with Centrex, the “Seller”) and the other parties thereto, (ii) that certain Subordination Agreement (the “Subordination Agreement”), dated as of April 7, 2015, by and between Katy Industries, Inc., a Delaware corporation (“Katy”), Continental Commercial Products, LLC, a Delaware limited liability company, 2155735 Ontario Inc., an Ontario corporation,  CCP Canada Inc., an Ontario corporation, FTW  Holdings, Inc., a Delaware corporation, and Fort Wayne Plastics, Inc., an Indiana corporation (each of the foregoing, collectively, the “Company"), BMO Harris Bank N.A. (in such capacity, the Senior Lender”) and the Seller, as subordinated lenders (in such capacity, the “Subordinated Lender”) and (iii) that certain Second Lien Credit and Security Agreement (as amended, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”) by and among the Borrowers, the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Victory Park Management, LLC, as administrative agent and collateral agent (in such capacity, the “Second Lien Administrative Agent”).  Capitalized terms used in this letter agreement (“Letter Agreement”) but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement, the Subordination Agreement and the Second Lien Credit Agreement, as applicable.

Pursuant to Section 2.10 of the Purchase Agreement, the Purchaser is obligated to make the Cabinet Payment to the Seller as calculated therein based on certain sales performance criteria.  Pursuant to the Subordination Agreement, the Company and the Subordinated Lenders covenanted and agreed to subordinate any payments of Subordinated Indebtedness (including, for the avoidance of doubt, the Cabinet Payment) to the Payment in Full of all Senior Indebtedness.

1.	Certain Definitions.

a.          For the purposes of this Letter Agreement:

"Senior Second Lien Indebtedness" means all obligations, liabilities and indebtedness of every nature of the Company or any Obligor from time to time owed to the Senior Second Lien Lenders under the Senior Second Lien Loan Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all premium, fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding, including the Obligations, any Credit Product Obligations (as defined in the Second Lien Credit Agreement) at any time due and owing to the Senior Second Lien Lender, together with (a) any indebtedness which refinances such principal, interest or other obligations and any amendments, modifications, renewals, restatements, refinancings or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is allowed in any Proceeding. Senior Indebtedness shall be deemed to be outstanding until it is Paid in Full.

“Senior Second Lien Lenders” means the lenders under the Second Lien Credit Agreement.

“Senior Second Lien Loan Documents” means the Second Lien Credit Agreement, the other Loan Documents (as defined therein) and all other agreements, documents and instruments executed from time to time in connection therewith, in each case as from time to time renewed, extended, amended, restated or modified and all agreements and instruments evidencing full or partial refundings or refinancings of the indebtedness thereunder.

2.	Subordination of the Cabinet Payment.

a.          The parties hereto covenant and agree that the Cabinet Payment and any applicable interest or fees thereon shall be subordinated in right of time and payment, to the extent and in the manner hereinafter set forth, to (i) first, Payment in Full of the Senior Indebtedness and (ii) thereafter, if applicable, the Payment in Full of the Senior Second Lien Indebtedness.

b.            Upon execution of this Letter Agreement and prior to termination pursuant to Section 2(c) below, the parties hereto covenant and agree that the rights and obligations of the Company and the Seller to and against the Senior Second Lien Lenders hereunder, as applied to the provisions of the Senior Second Lien Loan Documents, shall be reciprocal of the rights and obligations of the Company and the Seller to and against the Senior Lender under the Subordination Agreement; provided, that, until the Payment in Full of the Senior Indebtedness, such rights and obligations to and the Senior Second Lien Lenders, as applicable, shall be subordinate in right of payment and performance to the rights and obligations to the Senior Lender; provided, further that nothing contained herein will modify or supersede the obligations of the Second Lien Administrative Agent under Section 4.2 of that certain Intercreditor and Subordination Agreement, dated as of April 7, 2015, by and among Senior Lender and Second Lien Administrative Agent.

c.             For the avoidance of doubt, the provisions of this Section 2 shall continue and shall be irrevocable until the date all of the Senior Second Lien Indebtedness has been Paid in Full or otherwise discharged and released in an express writing to such effect by the Senior Second Lien Lenders.

3.	Equitization and Cabinet Payment Termination.

a.          To the extent the Second Lien Administrative Agent exercises its rights of conversion under Section 2.01(c) of the Second Lien Credit Agreement to convert all of the then-outstanding Existing Term Loan (as defined in the Second Lien Credit Agreement) into Common Stock of Katy, the value of the Cabinet Payment shall be calculated as of such date pursuant to Section 2.10 of the Purchase Agreement and, after the final determination of the amount of the Cabinet Payment in accordance with Section 2.10 of the Purchase Agreement, the Cabinet Payment shall be converted to such number of shares of Common Stock of Katy based upon the relative value of the Cabinet Payment and the value of the Existing Term Loan being converted into Common Stock of Katy.

b. Upon the effectiveness of the conversion of the Cabinet Payment into Common Stock of Katy, the Cabinet Payment shall be deemed satisfied in full with no remaining payments due under the Purchase Agreement and the Company and the Seller agree that Section 2.10 of the Purchase Agreement shall terminate in its entirety and be of no further force or effect and that neither the Company nor any of its affiliates, successors or assigns shall have any further obligations, commitments or liabilities in respect of Section 2.10 of the Purchase Agreement.

4.	Miscellaneous.

(a)          No Other Amendments.  Except as specifically amended hereby, the Purchase Agreement, including any schedules and exhibits thereto, shall continue in full force and effect as written.

(b)          Governing Law.  This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to the conflict of laws rules of such state.

(c)          Entire Agreement.  The Purchase Agreement, together with the exhibits and disclosure schedules expressly contemplated thereby and attached thereto and the other agreements and certificates delivered in connection therewith, as amended by this Letter Agreement, contains the entire agreement between the parties with respect to the transactions contemplated by the Purchase Agreement and supersedes all prior agreements or understandings between the parties.

(d)          Third Party Beneficiary. Senior Lender is an intended third-party beneficiary of this Letter Agreement. This Letter Agreement may not be amended in any manner adverse to Senior Lender without the prior written consent of Senior Lender.

(e)          Counterparts.  This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

Kindly indicate your agreement that the foregoing accurately reflects our agreement on the matters contained herein, by countersigning where indicated below.

Sincerely yours,

Katy Industries, Inc., a Delaware corporation

By:
David J. Feldman, Chief Executive Officer

Continental Commercial Products, LLC,

a Delaware limited liability company

By:
David J. Feldman, Chief Executive Officer

2155735 Ontario Inc., an Ontario corporation

By:
David J. Feldman, Chief Executive Officer

CCP Canada Inc., an Ontario corporation

By:
David J. Feldman, Chief Executive Officer

FTW Holdings, Inc., a Delaware corporation

By:
David J. Feldman, Chief Executive Officer

Fort Wayne Plastics, Inc., an Indiana corporation

By:
David J. Feldman, Chief Executive Officer

AGREED AND ACCEPTED:

______________________________
Centrex Plastics, LLC

______________________________
T.R. Plastics, LLC

______________________________
Terence L. Reinhart

Victory Park Management, LLC, as Agent

By: _____________________________
Print Name:
Title:

VPC SBIC I, LP, as Lender and as Priority TL-A Lender

By:   Victory Park Capital Advisors, LLC, its investment manager

By: ____________________________________
Print Name:
Title:

EXHIBIT E
to
AMENDMENT NO. 4 AND
FORBEARANCE AGREEMENT

Draft Letter re Terms of Engagement of SierraConstellation Partners LLC

[see attached]